UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 12, 2013

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-13122 (Commission File Number)	95-1142616 (I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100

Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On April 12, 2013, Reliance Steel & Aluminum Co. (the “Company”) completed the issuance and sale of $500.0 million aggregate principal amount of its 4.500% Senior Notes due 2023 (the “Notes”).  The Notes were sold pursuant to an underwriting agreement dated April 9, 2013 among the Company, the Subsidiary Guarantors named on Schedule 2 thereto (the “Subsidiary Guarantors”), and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named on Schedule 1 thereto, which is filed as Exhibit 1.1 hereto and incorporated by reference herein. The offer and sale of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-187666), filed with the SEC on April 2, 2013, and the Notes were issued pursuant to an Indenture, dated as of April 12, 2013, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of April 12, 2013, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Notes are Reliance’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated obligations. The Notes are unconditionally guaranteed by the Subsidiary Guarantors, consisting of each of Reliance’s wholly-owned domestic subsidiaries that are borrowers or guarantors under Reliance’s credit agreement or its 6.200% Senior Notes due 2016 and 6.850% Senior Notes due 2036 (the “existing notes”).  Additional wholly-owned domestic subsidiaries of Reliance that become borrowers or guarantors under Reliance’s credit agreement or its existing notes will be required to become guarantors of the Notes.  The Company intends to use the net proceeds from the offering of the Notes to provide a portion of the funding for its acquisition of Metals USA Holdings Corp. (“Metals USA”). If the Metals USA acquisition has not closed by December 15, 2013 or if a Merger Termination Event (as defined in the Indenture) occurs, Reliance will be required to redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the notes to the date of redemption.

The material terms and conditions of the Notes are set forth in the Base Indenture, attached hereto as Exhibit 4.1, and the First Supplemental Indenture, attached hereto as Exhibit 4.2, each of which is incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the form of Note included in the First Supplemental Indenture.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated April 9, 2013, among Reliance Steel & Aluminum Co., the subsidiary guarantors named on Schedule 2 thereto, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named on Schedule 1 thereto.

4.1	Indenture, dated as of April 12, 2013, among Reliance Steel & Aluminum Co., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.
4.2

First Supplemental Indenture, dated as of April 12, 2013, among Reliance Steel & Aluminum Co., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (including form of Note).

5.1	Opinion of Davis Polk & Wardwell LLP.
5.2	Opinion of Andre D. Dorval, Attorney at Law.
5.3	Opinion of Bailey Cavalieri LLC.
5.4	Opinion of Bradley Arant Boult Cummings LLP.
5.5	Opinion of Bryan Cave LLP.
5.6	Opinion of Davis Wright Tremaine LLP.
5.7	Opinion of Durio McGoffin Stagg & Ackermann.
5.8	Opinion of Foley & Lardner LLP.
5.9	Opinion of Frederikson & Byron, P.A.
5.10	Opinion of Greenberg Traurig LLP.
5.11	Opinion of Vinson & Elkins LLP.
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: April 12, 2013	By:	/s/ Karla R. Lewis
Karla R. Lewis
Executive Vice President and
Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of April 9, 2013, among Reliance Steel & Aluminum Co., the subsidiary guarantors named on Schedule 2 thereto, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named on Schedule 1 thereto.

4.1	Indenture, dated as of April 12, 2013, between Reliance Steel & Aluminum Co., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.
4.2

First Supplemental Indenture, dated as of April 12, 2013, between Reliance Steel & Aluminum Co., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (including form of Note).

5.1	Opinion of Davis Polk & Wardwell LLP.
5.2	Opinion of Andre D. Dorval, Attorney at Law.
5.3	Opinion of Bailey Cavalieri LLC.
5.4	Opinion of Bradley Arant Boult Cummings LLP.
5.5	Opinion of Bryan Cave LLP.
5.6	Opinion of Davis Wright Tremaine LLP.
5.7	Opinion of Durio McGoffin Stagg & Ackermann.
5.8	Opinion of Foley & Lardner LLP.
5.9	Opinion of Frederikson & Byron, P.A.
5.10	Opinion of Greenberg Traurig LLP.
5.11	Opinion of Vinson & Elkins LLP.
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).